Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2010

Minot, ND – December 10, 2010 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended October 31, 2010.

During the three month period ended October 31, 2010, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended October 31, 2010 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period, primarily due to a gain on sale of discontinued operations in the three month period ended October 31, 2010 compared to the three month period ended October 31, 2009.

For the three month period ended October 31, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.5 million from $58.2 million.

•
FFO increased to $16.0 million on approximately 98,737,000 weighted average shares and units outstanding, from $14.6 million on approximately 87,162,000 weighted average shares and units outstanding ($.17 per share and unit compared to $.16 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $5.2 million compared to a $308,000 net loss.

•	Total expenses increased by $783,000, or 1.9%, in the three months ended October 31, 2010 compared to the three months ended October 31, 2009, from $41.2 million to $42.0 million.

During the six month period ended October 31, 2010, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 increased for the six month period ended October 31, 2010 compared to the same period of the prior fiscal year, while FFO on a per share and unit basis decreased.  Net income increased from the year-earlier period, primarily due to a gain on sale of discontinued operations in the six month period ended October 31, 2010 compared to the six month period ended October 31, 2009.

For the six month period ended October 31, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $121.3 million from $117.7 million.

•
FFO increased to $32.9 million on approximately 97,775,000 weighted average shares and units outstanding, from $31.1 million on approximately 85,184,000 weighted average shares and units outstanding ($.34 per share and unit compared to $.36 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $6.6 million compared to $1.1 million.

•	Total expenses increased by $2.9 million, or 3.6%, in the six months ended October 31, 2010 compared to the six months ended October 31, 2009, from $81.2 million to $84.1 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “As we observed last quarter, vacancy continues to affect our results, with occupancy levels below those in the same quarter in the prior fiscal year in all segments except commercial medical.  However, we have seen meaningful improvement in occupancy in our multi-family residential segment in particular in the second quarter of fiscal year 2011 compared to the immediately preceding quarter of fiscal year 2011.  Additionally, while identifying appropriately-priced, accretive acquisitions is still a challenge in our markets, we currently have under contract several potential acquisitions for our portfolio.  We also have development and redevelopment projects underway or planned in our core markets that we expect will provide additional revenue potential.  Management continues to remain focused on expense management, operations and debt refinancing, which are providing favorable results to the bottom line.”

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1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  FFO is a non-GAAP measure. We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 increased approximately 0.4%, or $133,000, during the three month period ended October 31, 2010, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments except commercial medical and commercial retail, which increased 8.1% and 6.5%, respectively. NOI from all properties increased, by $1.1 million, during the three month period ended October 31, 2010, compared to the same period one year ago.  NOI from all properties increased in all of our segments except multi-family residential and commercial office, which decreased 3.1% and 3.8% respectively, due to increased vacancy.

NOI2 from stabilized properties3 decreased approximately 1.4% or $1.0 million during the six months period ended October 31, 2010, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments except commercial medical and commercial retail, which increased 3.9% and 4.2% , respectively. NOI from all properties increased by $1.2 million during the six month period ended October 31, 2010, compared to the same period one year ago. NOI from all properties increased in all of our segments except multi-family residential and commercial office, which decreased 2.8% and 5.2%, respectively, due to increased vacancy.

As of October 31, 2010 compared to October 31, 2009, physical occupancy levels on a stabilized property basis and all property basis decreased in four of our five reportable segments except for commercial medical.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	1st Six Months of		1st Six Months of
Segments	Fiscal 2011	Fiscal 2010	Fiscal 2011	Fiscal 2010
Multi-Family Residential	91.0%	91.2%	90.9%	91.2%
Commercial Office	80.8%	85.7%	80.5%	85.1%
Commercial Medical	95.3%	94.3%	95.8%	94.3%
Commercial Industrial	80.0%	89.4%	80.5%	89.5%
Commercial Retail	84.1%	87.6%	84.1%	87.6%

a.	For Three and Six Months Ended October 31, 2010, stabilized properties excluded:
Multi-Family Residential -	Crown Apartments, Rochester, MN and Northern Valley Apartments, Rochester, MN.
Total number of units, 64. Occupancy % for October 31, 2010 is 89.1%.

Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND and 1st Avenue Building, Minot, ND.
Total square footage 69,804. Occupancy % for October 31, 2010 is 61.5%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT and Missoula 3050 Great Northern Avenue, Missoula, MT.

Total square footage, 267,344. Occupancy % for October 31, 2010 is 100.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA and Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 84,754. Occupancy % for October 31, 2010 is 100.0%.

For Three and Six Months ended October 31, 2009, stabilized properties excluded:
Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND and 1st Avenue Building, Minot, ND.
Total square footage, 80,806. Occupancy % for October 31, 2009 is 51.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA.
Total square footage, 42,510. Occupancy % for October 31, 2009 is 100.0%.

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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

The Company had no acquisitions or development projects placed in service during the second quarter of fiscal year 2011. During the second quarter of fiscal year 2011, IRET sold a small retail property in Ladysmith, Wisconsin, on September 2, 2010; a patio home property in Fargo, North Dakota on September 30, 2010; and the Company’s 504-unit Dakota Hill at Valley Ranch Apartments in Irving, Texas on October 26, 2010, for a total sales price of $36.8 million.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50.0 million, from time to time through Baird as IRET's sales agent.  During the second quarter of fiscal year 2011, IRET sold no shares under this program.

On October 1, 2010, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 158th consecutive distribution at equal or increasing rates.  IRET also paid, on September 30, 2010, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of October 31, 2010, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Monday, December 13, 2010 at 9:00 A.M. Central Standard Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 77 multi-family residential properties with 9,187 apartment units; and 67 commercial office properties, 55 commercial medical properties (including senior housing), 20 commercial industrial properties and 32 commercial retail properties with a total of approximately 12.0 million square feet of leasable space.  IRET’s distributions have been maintained or increased every year for 39 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2010 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2010	April 30, 2010
ASSETS
Real estate investments
Property owned	$1,773,924	$1,800,519
Less accumulated depreciation	(322,379)	(308,626)
	1,451,545	1,491,893
Development in progress	2,755	2,831
Unimproved land	7,876	6,007
Mortgage loans receivable, net of allowance of $3 and $3, respectively	157	158
Total real estate investments	1,462,333	1,500,889
Other assets
Cash and cash equivalents	43,701	54,791
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $954 and $912, respectively	18,125	17,320
Accounts receivable, net of allowance of $336 and $257, respectively	5,179	4,916
Real estate deposits	2,089	516
Prepaid and other assets	3,375	1,189
Intangible assets, net of accumulated amortization of $43,502 and $39,571, respectively	48,140	50,700
Tax, insurance, and other escrow	10,504	9,301
Property and equipment, net of accumulated depreciation of $1,123 and $924, respectively	1,370	1,392
Goodwill	1,260	1,388
Deferred charges and leasing costs, net of accumulated amortization of $14,115 and $13,131, respectively	18,606	18,108
TOTAL ASSETS	$1,615,102	$1,660,930

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$26,616	$38,514
Revolving lines of credit	29,100	6,550
Mortgages payable	1,004,532	1,057,619
Other	1,227	1,320
TOTAL LIABILITIES	1,061,475	1,104,003
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,357	1,812
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2010 and April 30, 2010, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 79,092,504 shares issued and outstanding at October 31, 2010, and 75,805,159 shares issued and outstanding at April 30, 2010)	610,580	583,618
Accumulated distributions in excess of net income	(221,304)	(201,412)
Total Investors Real Estate Trust shareholders’ equity	416,593	409,523
Noncontrolling interests – Operating Partnership (19,993,682 units at October 31, 2010 and 20,521,365 units at April 30, 2010)	126,113	134,970
Noncontrolling interests – consolidated real estate entities	9,564	10,622
Total equity	552,270	555,115
TOTAL LIABILITIES AND EQUITY	$1,615,102	$1,660,930

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2010 and 2009

	Three Months Ended October 31		Six Months Ended October 31
	(in thousands, except per share data)
	2010	2009	2010	2009
REVENUE
Real estate rentals	$49,406	$47,216	$98,787	$94,866
Tenant reimbursement	11,131	11,004	22,467	22,795
TOTAL REVENUE	60,537	58,220	121,254	117,661
EXPENSES
Depreciation/amortization related to real estate investments	14,103	14,169	28,334	27,977
Utilities	4,494	4,245	8,676	8,296
Maintenance	6,922	6,469	13,992	13,525
Real estate taxes	7,534	7,698	15,435	15,405
Insurance	794	918	1,272	1,852
Property management expenses	5,206	4,438	10,506	8,385
Administrative expenses	1,582	1,365	3,339	2,721
Advisory and trustee services	136	133	348	264
Other expenses	563	498	916	932
Amortization related to non-real estate investments	639	549	1,293	1,124
Impairment of real estate investments	0	708	0	708
TOTAL EXPENSES	41,973	41,190	84,111	81,189
Interest expense	(16,880)	(16,734)	(33,395)	(33,666)
Interest income	65	61	119	126
Other income	102	64	185	127
Income from continuing operations before income taxes	1,851	421	4,052	3,059
Income tax benefit	19	0	0	0
Income from continuing operations	1,870	421	4,052	3,059
Income (loss) from discontinued operations	5,251	(221)	5,401	(290)
NET INCOME	7,121	200	9,453	2,769
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(1,322)	59	(1,692)	(420)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	20	26	44	(47)
Net income attributable to Investors Real Estate Trust	5,819	285	7,805	2,302
Dividends to preferred shareholders	(593)	(593)	(1,186)	(1,186)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$5,226	$(308)	$6,619	$1,116
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.01	.00	.03	.02
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.06	.00	.06	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.07	$.00	$.09	$.02
DIVIDENDS PER COMMON SHARE	.1715	.1710	.3430	.3415

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2010 and 2009

	(in thousands, except per share amounts)
Three Months Ended October 31,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$5,819			$285
Less dividends to preferred shareholders	(593)			(593)
Net income (loss) available to common shareholders	5,226	78,647	$0.07	(308)	66,160	$0.00
Adjustments:
Noncontrolling interest – Operating Partnership	1,322	20,090		(59)	21,002
Depreciation and amortization(1)	14,888			14,926
Gain on depreciable property sales	(5,404)			0
Funds from operations applicable to common shares and Units	$16,032	98,737	$0.17	14,559	87,162	$0.16

	(in thousands, except per share amounts)
Six Months Ended October 31,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$7,805			$2,302
Less dividends to preferred shareholders	(1,186)			(1,186)
Net income available to common shareholders	6,619	77,512	$0.09	1,116	64,276	$0.02
Adjustments:
Noncontrolling interest – Operating Partnership	1,692	20,263		420	20,908
Depreciation and amortization(4)	29,948			29,525
Gain on depreciable property sales	(5,404)			0
Funds from operations applicable to common shares and Units	$32,855	97,775	$0.34	$31,061	85,184	$0.36

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,742 and $14,718, and depreciation/amortization from Discontinued Operations of $217 and $263, less corporate-related depreciation and amortization on office equipment and other assets of $71 and $55, for the three months ended October 31, 2010 and 2009, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $29,627 and $29,101, and depreciation/amortization from Discontinued Operations of $468 and $523, less corporate-related depreciation and amortization on office equipment and other assets of $147 and $99, for the six months ended October 31, 2010 and 2009, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended October 31, 2010 and 2009

	(in thousands)
Three Months Ended October 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,125	$19,603	$16,244	$3,205	$3,360	$60,537
Real estate expenses	8,918	8,632	5,361	969	1,070	24,950
Net operating income	$9,207	$10,971	$10,883	$2,236	$2,290	35,587
Depreciation/amortization						(14,742)
Administrative, advisory and trustee services						(1,718)
Other expenses						(563)
Interest expense						(16,880)
Interest and other income						167
Income tax benefit						19
Income from continuing operations						1,870
Income from discontinued operations						5,251
Net income						$7,121

	(in thousands)
Three Months Ended October 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,926	$20,483	$13,226	$3,339	$3,246	$58,220
Real estate expenses	8,427	9,083	3,961	1,202	1,095	23,768
Net operating income	$9,499	$11,400	$9,265	$2,137	$2,151	34,452
Depreciation/amortization						(14,718)
Administrative, advisory and trustee services						(1,498)
Other expenses						(498)
Impairment of real estate investment						(708)
Interest expense						(16,734)
Interest and other income						125
Income from continuing operations						421
Loss from discontinued operations						(221)
Net income						$200

	(in thousands)
Six Months Ended October 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$35,779	$39,496	$32,554	$6,648	$6,777	$121,254
Real estate expenses	17,576	17,575	10,669	1,952	2,109	49,881
Net operating income	$18,203	$21,921	$21,885	$4,696	$4,668	71,373
Depreciation/amortization						(29,627)
Administrative, advisory and trustee services						(3,687)
Other expenses						(916)
Interest expense						(33,395)
Interest and other income						304
Income from continuing operations						4,052
Income from discontinued operations						5,401
Net income						$9,453

	(in thousands)
Six Months Ended October 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$35,675	$41,649	$26,939	$6,734	$6,664	$117,661
Real estate expenses	16,946	18,526	7,654	2,153	2,184	47,463
Net operating income	$18,729	$23,123	$19,285	$4,581	$4,480	70,198
Depreciation/amortization						(29,101)
Administrative, advisory and trustee services						(2,985)
Other expenses						(932)
Impairment of real estate investment						(708)
Interest expense						(33,666)
Interest and other income						253
Income from continuing operations						3,059
Loss from discontinued operations						(290)
Net income						$2,769